Exhibit 32.1

Certification Pursuant To
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 Of The Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Momentive Performance Materials Inc. (the “Company”) on Form 10-K for the period ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Rule 13a or 15 (d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John G. Boss	/s/ Brian D. Berger
John G. Boss	Brian D. Berger
Chief Executive Officer	Interim Chief Financial Officer

March 30, 2015	March 30, 2015

A signed original of this statement required by Section 906 has been provided to Momentive Performance Materials Inc. and will be retained by Momentive Performance Materials Inc. and furnished to the Securities and Exchange Commission or its staff upon request.